ABS New Issue Term Sheet

MASTR Asset Backed Securities Trust 2006-HE4
Mortgage Pass-Through Certificates

$593,464,000
(Approximate)

Wells Fargo Bank, NA
(Master Servicer and Trust Administrator)

HomEq Servicing
Wells Fargo Bank, NA
(Servicers)

Mortgage Asset Securitization Transactions, Inc.
(Depositor)

UBS Real Estate Securities Inc.
(Seller and Sponsor)

November 13, 2006

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MASTR Asset Backed Securities Trust 2006-HE4
Mortgage Pass-Through Certificates

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. In addition, you may get the prospectus for free by visiting our website at http://www.ubs.com/regulationab. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS
Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or any derivative thereof):

(1) that these materials contain confidential information; or
(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or
(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded. Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

MASTR Asset Backed Securities Trust 2006-HE4
Mortgage Pass-Through Certificates
$593,464,000 (Approximate Offered Certificates)

Structure Overview
Class(1,2)	Approx. Size ($)(3)	Certificate Type	Expected WAL (years) Call(4) / Mat(4)	Expected Principal Window (months) Call(4) / Mat(4)	Legal Final Distribution Date	Initial Credit Enhancement(5)	Expected Ratings S&P / Moody’s
Offered Certificates
A-1(6)	251,100,000	FLT / SEN / SEQ	1.00 / 1.00	1 - 22 / 1 - 22	November 2036	20.75%	AAA/Aaa
A-2(6)	64,700,000	FLT / SEN / SEQ	2.00 / 2.00	22 - 27 / 22 - 27	November 2036	20.75%	AAA/Aaa
A-3(6)	117,460,000	FLT / SEN / SEQ	3.25 / 3.25	27 - 66 / 27 - 66	November 2036	20.75%	AAA/Aaa
A-4(6)	48,877,000	FLT / SEN / SEQ	6.19 / 8.04	66 - 76 / 66 - 177	November 2036	20.75%	AAA/Aaa
M-1(6,7)	22,205,000	FLT / MEZ / SEQ	3.62 / 3.62	41 - 46 / 41 - 46	November 2036	17.10%	AA+/Aa1
M-2(6,7)	20,989,000	FLT / MEZ / SEQ	4.59 / 4.59	46 - 73 / 46 - 73	November 2036	13.65%	AA/Aa2
M-3(6,7)	11,863,000	FLT / MEZ / SEQ	6.31 / 8.44	73 - 76 / 73 - 147	November 2036	11.70%	AA/Aa3
M-4(6,7)	10,950,000	FLT / MEZ	4.44 / 4.86	40 - 76 / 40 - 127	November 2036	9.90%	AA-/A1
M-5(6,7)	10,038,000	FLT / MEZ	4.41 / 4.81	39 - 76 / 39 - 121	November 2036	8.25%	A+/A2
M-6(6,7)	9,429,000	FLT / MEZ	4.39 / 4.75	39 - 76 / 39 - 115	November 2036	6.70%	A/A3
M-7(6,7)	8,821,000	FLT / MEZ	4.37 / 4.68	38 - 76 / 38 - 108	November 2036	5.25%	A-/Baa1
M-8(6,7)	7,908,000	FLT / MEZ	4.36 / 4.60	38 - 76 / 38 - 100	November 2036	3.95%	BBB/Baa2
M-9(6,7)	4,562,000	FLT / MEZ	4.35 / 4.51	37 - 76 / 37 - 91	November 2036	3.20%	BBB-/Baa3
M-10(6,7)	4,562,000	FLT / MEZ	4.34 / 4.39	37 - 76 / 37 - 84	November 2036	2.45%	BBB-/Ba1
Non-Offered Certificates
M-11(6,7)	6,083,000	FLT / MEZ	Not Offered Hereby		November 2036	1.45%	BB+/Ba2

Notes:
(1)	The Certificates are backed by the cash flow from a pool of conforming and non-conforming balance, first and second lien, adjustable- and fixed-rate mortgage loans.
(2)	The Certificates will be subject to the Net WAC Rate as described herein.
(3)	The Approximate Size of each class is subject to a permitted variance of plus or minus 10%.
(4)	See the Pricing Speed below.
(5)	Includes initial Overcollateralization of approximately 1.45%.
(6)
After the Optional Termination Date, the margin on each of the Class A Certificates will increase to 2.0 times their initial margin and the margin on each of the Class M Certificates will increase to 1.5 times their initial margin.

(7)	The Class M Certificates are not expected to receive any principal distributions prior to the Stepdown Date.

Pricing Speed
Fixed-Rate Mortgage Loans	4.6% CPR growing to 23% CPR over 12 months and 23% CPR thereafter
2-year Hybrid Adjustable-Rate Mortgage Loans	2% CPR in month 1, building linearly (rounded to the nearest hundredth) to 30% CPR in month 12, remaining at 30% CPR until month 22, 50% CPR from month 23 to 27, and 35% CPR in month 28 and thereafter
3-year and 5-year Hybrid Adjustable-Rate Mortgage Loans	2% CPR in month 1, building linearly (rounded to the nearest hundredth) to 30% CPR in month 12, remaining at 30% CPR until month 34, 50% CPR from month 35 to 39, and 35% CPR in month 40 and thereafter

Transaction Highlights

•
The mortgage loans consist of fixed- and adjustable-rate, first and second lien residential mortgage loans originated by First NLC Financial Services, LLC, Meritage Mortgage Corporation, Decision One Mortgage Company, LLC, EquiFirst Corporation, OwnIt Mortgage Solutions, Inc., First Street Financial, Inc. and LIME Financial Services, Ltd.

•	The transaction consists of a Senior / Mezz / OC structure.
•	The credit enhancement for the Certificates will be provided through subordination, overcollateralization as of the Closing Date of approximately 1.45% and Excess Spread.
•	The Class A and M Certificates also will have the benefit of an Interest Rate Swap Agreement and an Interest Rate Cap Agreement.
•	The Mortgage Loans will be serviced by HomEq Servicing, rated SQ1- (Moody’s), Strong (S&P) and RPS1 (Fitch) and Wells Fargo Bank NA, rated SQ1 (Moody’s), Strong (S&P) and RPS2 (Fitch).
•	None of the Mortgage Loans will be covered by Mortgage Insurance.
•	None of the Mortgage Loans are classified as “High Cost” loans.
•	The Offered Certificates will be ERISA eligible, subject to certain investor-based exemptions.
•	None of the Offered Certificates will be SMMEA eligible.
•	All numbers and percentages herein relating to the Mortgage Loans are approximate and subject to a 5% variance and as of the Cut-off Date unless otherwise noted.
•	The collateral balance is subject to a permitted variance of plus or minus 5%.
•	The Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission.
•	Bloomberg: MABS 2006-HE4
•	Intex: MAB06HE4

Mortgage Pool Summary	MASTR ABS 2006-HE4 Mortgage Loans
	Adjustable Rate	Fixed Rate	Aggregate
Current Balance	$487,138,633	$121,236,767	$608,375,399
Number of Loans	2,312	999	3,311
Average Loan Balance	$210,700	$121,358	$183,744
Wtd. Avg. Gross Coupon	8.257%	8.878%	8.380%
Wtd. Avg Net Coupon(1)	7.742%	8.363%	7.866%
Wtd. Avg. FICO	649	650	649
Wtd. Avg. Original LTV(2)	85.04%	87.82%	85.59%
Wtd. Avg. Stated Remaining Term (months)	357	325	351
Wtd. Avg. Seasoning (months)	3	3	3
Wtd. Avg. Months to Next Adj. Date	26	N/A	26
Wtd. Avg. Margin	6.682%	N/A	6.682%
Wtd. Avg. Initial Rate Cap	2.973%	N/A	2.973%
Wtd. Avg. Periodic Rate Cap	1.205%	N/A	1.205%
Wtd. Avg. Maximum Rate	14.666%	N/A	14.666%
Wtd. Avg. Minimum Rate	8.257%	N/A	8.257%
(1)  The Administrative Fees have been subtracted from the Weighted Average Net Coupon.
(2)  References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Transaction Overview
Issuer:	MASTR Asset Backed Securities Trust 2006-HE4.
Depositor:	Mortgage Asset Securitization Transactions, Inc.
Seller and Sponsor:	UBS Real Estate Securities Inc.
Originators:
First NLC Financial Services, LLC, Meritage Mortgage Corporation, Decision One Mortgage Company, LLC, EquiFirst Corporation, OwnIt Mortgage Solutions, Inc., First Street Financial, Inc. and LIME Financial Services, Ltd.

Servicers:	Barclays Capital Real Estate Inc. d/b/a HomEq Servicing (“HomEq Servicing”) (51.84%) and Wells Fargo Bank, NA (48.16%).
Servicer Ratings:		Primary Servicer			Special Servicer
		Moody’s	S&P	Fitch	Moody’s	S&P	Fitch
	HomEq Servicing	SQ1- RSS1	Strong	RPS1	NR	Above Average
	Wells Fargo Bank, NA	SQ1- RSS1	Strong	RPS2	SQ2	Above Average
Master Servicer, Custodian and Trust Administrator:	Wells Fargo Bank, N.A.
Trustee:	U.S. Bank National Association.
Swap Provider:	TBD
Cap Provider:	TBD
Sole Underwriter:	UBS Securities LLC.
Credit Risk Manager:	Clayton Fixed Income Services Inc., formerly known as The Murrayhill Company.
Class A Certificates:	The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates.
Class M Certificates:
The Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates and Class M-11 Certificates.

Sequential Class M Certificates:	The Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates.
Offered Certificates:	The Class A Certificates and Class M Certificates (excluding the Class M-11 Certificates).
Non-Offered Certificates:	Retained Certificates and the Class M-11 Certificates.
Retained Certificates:	The Class CE Certificates, Class P Certificates, Class R Certificates and Class R-X Certificates.
Collateral:	As of November 1, 2006, the Mortgage Loans will consist of approximately 3,311 fixed- and adjustable-rate, first and second lien mortgage loans totaling approximately $608,375,399.

Transaction Overview
Expected Pricing Date:	November [15] , 2006
Expected Closing Date:	November 30, 2006
Cut-off Date:	November 1, 2006
Record Date:	The business day immediately preceding each Distribution Date.
Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing in December 2006.
Determination Date:
The Determination Date with respect to any Distribution Date is on the 15th day of the month in which the Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such 15th day.

Due Period:
The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which the Distribution Date occurs and ends on the first day of the month in which the Distribution Date occurs.

Prepayment Period:
With respect to the Mortgage Loans serviced by HomEq Servicing for any Distribution Date is the period commencing on the 16th day of the calendar month preceding the related Distribution Date (or, in the case of the first Distribution Date, commencing November 1, 2006) and ending on the 15th day of the calendar month in which such Distribution Date occurs for prepayments in full; with respect to the Mortgage Loans serviced by Wells Fargo Bank, NA, for any Distribution Date is the period commencing on the 14th day of the calendar month preceding the related Distribution Date (or in the case of the first Distribution Date, commencing November 1, 2006) and ending on the 13th day of the calendar month in which such Distribution Date occurs for prepayments in full, and with respect to all the Mortgage Loans, the calendar month preceding the month in which such Distribution Date occurs for any partial prepayment.

Accrual Period:
For the Class A Certificates and the Class M Certificates for any Distribution Date is the period from the previous Distribution Date (or, in the case of the first Accrual Period from the Closing Date) to the day prior to the current Distribution Date. Interest will be calculated for the Class A Certificates and the Class M Certificates on the basis of the actual number of days in the Accrual Period, based on a 360-day year. Each class of Offered Certificates will initially settle flat (no accrued interest).

Optional Termination:
The majority holder of the Class CE Certificates (unless such majority holder is the Seller or an affiliate of the Seller), or if such majority holder fails to exercise such option, the Master Servicer, the Servicer and the NIMs Insurer, in that order, may purchase all of the Mortgage Loans and REO properties and retire the certificates on or after the Optional Termination Date.

Optional Termination Date:
The first Distribution Date on which the aggregate principal balance of the Mortgage Loans, after giving effect to distributions to be made on that Distribution Date, is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

ERISA:	The Offered Certificates are expected to be ERISA eligible as of the Closing Date, subject to certain investor based exemptions.
SMMEA:	None of the Certificates will be SMMEA eligible.
Taxation:	Designated portions of the Trust will be established as one or more REMICs for federal income tax purposes.
Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.
Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

Credit Enhancement
Credit Enhancement:
1) Excess Spread
2) Overcollateralization (“OC”)
3) Subordination
The Class A Certificates and the Class M Certificates also will have the benefit of an Interest Rate Swap Agreement and an Interest Rate Cap Agreement, each as described herein.

Overcollateralization Target Amount:
With respect to any Distribution Date, (i) prior to the Stepdown Date an amount equal to 1.45% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date if there is no Trigger Event, the greater of (a) 2.90% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (b) an amount equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date or (iii) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. On and after any Distribution Date following the reduction of the aggregate certificate principal balance of the Class A Certificates and the Class M Certificates to zero, the Overcollateralization Target Amount shall be zero.

Overcollateralized Amount:
With respect to any Distribution Date, an amount equal to (i) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus (ii) the aggregate certificate principal balance of the Class A Certificates, the Class M Certificates and the Class P Certificates as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date).

Overcollateralization Release Amount:
With respect to any Distribution Date, the lesser of (A) the principal remittance amount on such Distribution Date and (B) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the principal remittance amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Stepdown Date:
The earlier to occur of (i) the first Distribution Date immediately succeeding the Distribution Date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (A) the Distribution Date in December 2009 and (B) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distributions of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on such Distribution Date) for the Class A Certificates is greater than or equal to 41.50%.

Credit Enhancement Percentage:
The Credit Enhancement Percentage for any class and any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the class or classes subordinate thereto (including the Overcollateralized Amount) by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date.

	EXPECTED TARGET CREDIT ENHANCEMENT PERCENTAGE
	Class	Closing Date	After Stepdown Date
	A	20.75%	41.50%
	M-1 / M-2 / M-3	11.70%	23.40%
	M-4	9.90%	19.80%
	M-5	8.25%	16.50%
	M-6	6.70%	13.40%
	M-7	5.25%	10.50%
	M-8	3.95%	7.90%
	M-9	3.20%	6.40%
	M-10	2.45%	4.90%
	M-11	1.45%	2.90%

Credit Enhancement
Delinquency Percentage:
The Delinquency Percentage, for any Distribution Date, is a percentage equivalent to a fraction, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of the prior calendar month, taking into account any prepayments received through the end of the Prepayment Period, and the denominator of which is the aggregate loan balance as of the close of business on the last day of such month, taking into account any prepayments received through the end of the Prepayment Period.

Rolling Three Month Delinquency Percentage:
Rolling Three Month Delinquency Percentage, with respect to any Distribution Date, will be the average of the Delinquency Percentages for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding months.

Trigger Event:	With respect to any Distribution Date on or after the Stepdown Date, a Trigger Event is in effect if:
(a)
the Rolling Three Month Delinquency Percentage as of the last day of the immediately preceding month, taking into account any prepayments received through the end of the Prepayment Period, equals or exceeds [38.55]% of the Credit Enhancement Percentage for the Class A Certificates and for that Distribution Date; or

(b)
the aggregate amount of realized loss incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the approximate applicable percentages as set forth below with respect to such Distribution Date:

	Payment Date Occurring in	Percentage
	December 2008 through November 2009	[1.40]% for the first month, plus an additional 1/12th of [1.70]% for each month thereafter
	December 2009 through November 2010	[3.10]% for the first month, plus an additional 1/12th of [1.75]% for each month thereafter
	December 2010 through November 2011	[4.85]% for the first month, plus an additional 1/12th of [1.40]% for each month thereafter
	December 2011 through November 2012	[6.25]% for the first month, plus an additional 1/12th of [0.75]% for each month thereafter
	December 2012 and thereafter	[7.00]%

Payment of Interest
Interest Payment Priority:	On each Distribution Date, the Interest Remittance Amounts will be distributed in the following order of priority:
(i)
concurrently to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, on a pro-rata basis based on the entitlement of each such class, the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, related to such Certificates;

	(ii)	to the holders of the Class M-1 Certificates, the Monthly Interest Distributable Amount for such class;
	(iii)	to the holders of the Class M-2 Certificates, the Monthly Interest Distributable Amount for such class;
	(iv)	to the holders of the Class M-3 Certificates, the Monthly Interest Distributable Amount for such class;
	(v)	to the holders of the Class M-4 Certificates, the Monthly Interest Distributable Amount for such class;
	(vi)	to the holders of the Class M-5 Certificates, the Monthly Interest Distributable Amount for such class;
	(vii)	to the holders of the Class M-6 Certificates, the Monthly Interest Distributable Amount for such class;
	(viii)	to the holders of the Class M-7 Certificates, the Monthly Interest Distributable Amount for such class;
	(ix)	to the holders of the Class M-8 Certificates, the Monthly Interest Distributable Amount for such class;
	(x)	to the holders of the Class M-9 Certificates, the Monthly Interest Distributable Amount for such class;
	(xi)	to the holders of the Class M-10 Certificates, the Monthly Interest Distributable Amount for such class; and
	(xii)	to the holders of the Class M-11 Certificates, the Monthly Interest Distributable Amount for such class.
Interest Remittance Amount:
The “Interest Remittance Amount” with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advances of interest with respect to the Mortgage Loans.

Servicing Advances:
The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans to the extent such amounts are deemed recoverable by the Servicer. The Servicer is entitled to reimbursement for these advances, and therefore these advances are not a form of credit enhancement.

Pass-Through Rate:
The Pass-Through Rate on any Distribution Date with respect to each class of Certificates will equal the lesser of (a) the related Formula Rate for such Distribution Date and (b) the Net WAC Rate for such Distribution Date.

Formula Rate:
The Formula Rate for each class of Certificates will equal the lesser of (a) 1-Month LIBOR as of the related LIBOR Determination Date plus the applicable certificate margin and (b) the Maximum Cap Rate.

Administrative Fees:
The Servicing Fee calculated at the Servicing Fee Rate of 0.5000% per annum, the Master Servicing Fee calculated at the Master Servicing Fee Rate of 0.0020% per annum and the Credit Risk Manager Fee calculated at the Credit Risk Manager Fee Rate of 0.0125% per annum. Administrative Fees will be paid monthly based on the stated principal balance of the Mortgage Loans.

Available Funds:
Available Funds, with respect to any Distribution Date, is the sum of the following amounts (net of amounts reimbursable or payable therefrom to the master servicer, the servicer, the trust administrator, the trustee, the Credit Risk Manager, the custodian or the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event)): (i) the aggregate amount of monthly payments made on the Mortgage Loans, (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments, insurance proceeds, net liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the related Prepayment Period, excluding prepayment charges and (iii) payments from the servicer in connection with Servicing Advances and Prepayment Interest Shortfalls for such Distribution Date.

Payment of Interest
Monthly Interest Distributable Amount:
The Monthly Interest Distributable Amount for each of the Class A and Class M Certificates on any Distribution Date will be equal to the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance of such class immediately prior to such Distribution Date and reduced (to not less than zero), in the case of each such class, by any Prepayment Interest Shortfalls (allocated to such class and shortfalls resulting from the application of the Relief Act for such Distribution Date).

Unpaid Interest Shortfall Amount:
The Unpaid Interest Shortfall Amount means (i) for each class of Class A Certificates and the Class M Certificates and the first Distribution Date, zero, and (ii) with respect to each class of Class A Certificates and Class M Certificates and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the certificates of such class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such class for the related Accrual Period.

Net WAC Rate:
The per annum rate (subject, in each case, to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs minus an amount, expressed as a per annum rate, equal to the sum of (x) the product of (i) any Net Swap Payment owed to the Swap Provider on such Distribution Date divided by the outstanding principal balance of the Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs and (ii) 12 and (y) the product of (i) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the Trust on such Distribution Date, divided by the outstanding principal balance of the Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs and (ii) 12.

Maximum Cap Rate:
The Maximum Cap Rate is calculated in the same manner as the Net WAC Rate, but based on the Adjusted Net Maximum Mortgage Rates of the applicable Mortgage Loans rather than the Adjusted Net Mortgage Rates of the applicable Mortgage Loans plus, an amount, expressed as a per annum rate, equal to the product of: (i) a fraction, the numerator of which is equal to the sum of (1) any Net Swap Payment made by the Swap Provider on such Distribution Date and (2) any payments received under the Interest Rate Cap on such Distribution Date and the denominator of which is equal to the outstanding principal balance of the Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs and (ii) 12.

Adjusted Net Mortgage Rate:
The per annum rate equal to the mortgage rate of each Mortgage Loan as of the first day of the related Due Period minus (a) the Servicing Fee Rate (b) the Master Servicing Fee Rate and (c) the Credit Risk Manager Fee Rate.

Adjusted Net Maximum Mortgage Rate:
The per annum rate equal to the maximum mortgage rate (or the mortgage rate for such Mortgage Loan, in the case of the fixed-rate Mortgage Loans) of each Mortgage Loan minus the sum of (a) the Servicing Fee Rate (b) the Master Servicing Fee Rate and (c) the Credit Risk Manager Fee Rate.

Payment of Interest
Net WAC Rate Carryover Amount:
For any Distribution Date, the sum of (i) the excess of (a) the amount of interest such class would have accrued for such Distribution Date had the applicable Pass-Through Rate had been the related Formula Rate, over (b) the amount of interest such class of Certificates accrued for such Distribution Date based on the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date, together with accrued interest on such unpaid portion for the most recently ended Accrual Period at the Formula Rate applicable for such class for such Accrual Period. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Swap Administrator from the Swap Agreement, Interest Rate Cap Agreement and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or in any subsequent period. The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount.

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with an initial notional amount of approximately $608,375,000. Under the Swap Agreement, the Trust will be obligated to pay an amount equal to the per annum periodic rate (shown in the attached Derivative Schedule) on the notional amount as set forth in the Swap Agreement to the Swap Provider and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”). See the attached schedule.
Any Net Swap Payment or Swap Termination Payment owed to the Swap Provider will be deposited from amounts collected on the Mortgage Loans prior to any distributions to certificateholders and deposited in a swap account (the “Swap Account”) other than any Swap Termination Payment resulting from a Swap Provider Trigger Event. Any Net Swap Payment received by the Trustee from the Swap Administrator will be deposited into the Swap Account pursuant to the Pooling and Servicing Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.
Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.

On each Distribution Date, amounts in deposit in the Swap Account will be distributed as follows in each case after taking into account any payments made from Net Monthly Excess Cashflow:

	(i)	to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;
	(ii)	to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from a Swap Provider Trigger Event pursuant to the Swap Agreement;
(iii)
to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class A Certificates, pro-rata, and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially;

(iv)
to pay any principal, on the Class A Certificates and the Class M Certificates, in accordance with the principal payment provisions described herein in an amount necessary to maintain the applicable Overcollateralization Target Amount;

	(v)	to pay any previously allocated Realized Loss Amounts remaining on the Class M Certificates, sequentially;
	(vi)	to pay the Net WAC Rate Carryover Amount on the Class A and Class M Certificates remaining unpaid; and
	(vii)	to pay the Class CE Certificates as provided in the Swap Administration Agreement and the Pooling and Servicing Agreement.

Payment of Interest (continued)
Interest Rate Cap Agreement:
On each Distribution Date, any amounts received pursuant to the Interest Rate Cap Agreement will be deposited into an account (the “Cap Account”) and such amounts will be distributed as follows in each case after application of amounts received from the Swap Agreement and Net Monthly Excess Cashflow:

(i)
to pay any unpaid interest on the Class A Certificates, pro-rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially;

(ii)
to pay any principal, on the Class A Certificates and the Class M Certificates, in accordance with the principal payment provisions described herein in an amount necessary to maintain the applicable Overcollateralization Target Amount;

	(iii)	to pay any previously allocated Realized Loss Amounts remaining on the Class M Certificates, sequentially;
	(iv)	to pay the Net WAC Rate Carryover Amount on the Class A and Class M Certificates remaining unpaid; and
	(v)	to pay the Class CE Certificates as provided in the Pooling and Servicing Agreement
Net Monthly Excess Cashflow:
For any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Class A Certificates and Class M Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class A Certificates and (C) the principal remittance amount.

Payment of Principal
Principal Payment Priority:	On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Distribution Amount shall be distributed as follows:
	(i)	sequentially to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;
	(ii)	to the holders of the Class M-1 Certificates, any Principal Distribution Amount remaining after the payment of (i) above until the Certificate Principal Balance thereof has been reduced to zero;
(iii)
to the holders of the Class M-2 Certificates, any Principal Distribution Amount remaining after the payment of (i) and (ii) above until the Certificate Principal Balance thereof has been reduced to zero;

(iv)
to the holders of the Class M-3 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii) and (iii) above until the Certificate Principal Balance thereof has been reduced to zero;

(v)
to the holders of the Class M-4 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii) and (iv) above until the Certificate Principal Balance thereof has been reduced to zero;

(vi)
to the holders of the Class M-5 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv) and (v) above until the Certificate Principal Balance thereof has been reduced to zero;

(vii)
to the holders of the Class M-6 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v) and (vi) above until the Certificate Principal Balance thereof has been reduced to zero;

(viii)
to the holders of the Class M-7 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi) and (vii) above until the Certificate Principal Balance thereof has been reduced to zero;

(ix)
to the holders of the Class M-8 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii) and (viii) above until the Certificate Principal Balance thereof has been reduced to zero;

(x)
to the holders of the Class M-9 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) above until the Certificate Principal Balance thereof has been reduced to zero;

(xi)
to the holders of the Class M-10 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x) above until the Certificate Principal Balance thereof has been reduced to zero; and

(xii)
to the holders of the Class M-11 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x) and (xi) above until the Certificate Principal Balance thereof has been reduced to zero.

Payment of Principal
Principal Payment Priority: (continued)	On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Principal Distribution Amount shall be distributed as follows:
(i)
sequentially, to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, the Class A Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero;

(ii)
sequentially, to the holders of the Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates, in that order, the Sequential Class M Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero;

	(iii)	to the holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
	(iv)	to the holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
	(v)	to the holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
	(vi)	to the holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
	(vii)	to the holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
	(viii)	to the holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
	(ix)	to the holders of the Class M-10 Certificates, the Class M-10 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and
	(x)	to the holders of the Class M-11 Certificates, the Class M-11 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

Payment of Principal
Principal Distribution Amount:
The Principal Distribution Amount for any Distribution Date (after taking into account Net Swap Payments, if any, made to the Swap Provider from principal received on the Mortgage Loans) will be the sum of (i) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of Mortgage Loans (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans, and (iv) any overcollateralization increase amount for such Distribution Date minus any Overcollateralization Release Amount for such Distribution Date.

Class A Principal Distribution Amount:
The “Class A Principal Distribution Amount” is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 58.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $3,041,877.

Sequential Class M Principal Distribution Amount:
The “Sequential Class M Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 76.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $3,041,877.

Class M-4 Principal Distribution Amount:
The “Class M-4 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount) and (iii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 80.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $3,041,877.

Class M-5 Principal Distribution Amount:
The “Class M-5 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 83.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $3,041,877.

Class M-6 Principal Distribution Amount:
The “Class M-6 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4 and Class M-5 Certificates (after taking into account the payment of the Class M-4 and Class M-5 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 86.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $3,041,877.

Payment of Principal
Class M-7 Principal Distribution Amount:
The “Class M-7 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the payment of the Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 89.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $3,041,877.

Class M-8 Principal Distribution Amount:
The “Class M-8 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (after taking into account the payment of the Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 92.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $3,041,877.

Class M-9 Principal Distribution Amount:
The “Class M-9 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (after taking into account the payment of the Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 93.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $3,041,877.

Class M-10 Principal Distribution Amount:
The “Class M-10 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (after taking into account the payment of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 95.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $3,041,877.

Class M-11 Principal Distribution Amount:
The “Class M-11 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (after taking into account the payment of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-11 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 97.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $3,041,877.

Payment of Excess Cashflow
Monthly Excess Cashflow Distributions:	With respect to any Distribution Date, any Net Monthly Excess Cashflow shall be distributed as follows:
(i)
to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount distributable as part of the Principal Distribution Amount

	(ii)	to the holders of the Class M-1 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
	(iii)	to the holders of the Class M-1 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
	(iv)	to the holders of the Class M-2 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
	(v)	to the holders of the Class M-2 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
	(vi)	to the holders of the Class M-3 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
	(vii)	to the holders of the Class M-3 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
	(viii)	to the holders of the Class M-4 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
	(ix)	to the holders of the Class M-4 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
	(x)	to the holders of the Class M-5 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
	(xi)	to the holders of the Class M-5 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
	(xii)	to the holders of the Class M-6 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
	(xiii)	to the holders of the Class M-6 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
	(xiv)	to the holders of the Class M-7 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
	(xv)	to the holders of the Class M-7 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
	(xvi)	to the holders of the Class M-8 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
	(xvii)	to the holders of the Class M-8 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
	(xviii)	to the holders of the Class M-9 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
	(xix)	to the holders of the Class M-9 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
	(xx)	to the holders of the Class M-10 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
	(xxi)	to the holders of the Class M-10 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
	(xxii)	the holders of the Class M-11 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
	(xxiii)	to the holders of the Class M-11 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(xxiv)
to make payments to the Net WAC Rate Carryover Reserve Account, to the extent required, to distribute to the holders of the Class A and the Class M Certificates any Net WAC Rate Carryover Amounts for such classes;

	(xxv)	to the Swap Provider, any Swap Termination Payment resulting from a Swap Provider Trigger Event; and
	(xxvi)	to the holders of the Class CE, Class R and Class P Certificates as provided in the Pooling and Servicing Agreement.

FOR ADDITIONAL INFORMATION PLEASE CALL:

UBS Securities LLC

Asset Backed Finance
Michael Leung	212-713-8661
Michael Boyle	212-713-4129
Soohuck Chun	212-713-1280
John Fernandez	212-713-8859
Henry Zhang	212-713-8589
Glenn McIntyre	212-713-3180
Vadim Khoper	212-713-3818
Jennie Tom	212-713-4701
Justin Schwartz	212-713-8943
Elizabeth Szondy	212-713-6263

ABS Trading & Syndicate
Jack McCleary	212-713-4330
Richard Onkey	212-713-4330
Stuart Lippman	212-713-2946
Joe Ruttle	212-713-2252
Dave Stauber	212-713-4330

Rating Agency Contacts

Standard & Poor’s
Ken Epstein	212-438-4065
Regina Bergeland	212-438-3967

Moody’s
Kai-Ling Chang	212-553-7710
James Huang	212-553-2935

Appendix 1-

Collateral Tables

Collateral Summary for the Aggregate Mortgage Loans
Statistics for the adjustable-rate and fixed-rate mortgage loans listed below are based on their Cut-Off Date scheduled balances respectively (except for FICO and LTV which is based at origination).
	Summary Statistics	Range (if applicable)
Number of Mortgage Loans:	3,311
Aggregate Current Principal Balance:	$608,375,399
Average Current Principal Balance:	$183,744	$11,287-$779,875
Aggregate Original Principal Balance:	$608,997,162
Average Original Principal Balance:	$183,931	$11,300-$780,800
Fully Amortizing Non-IO Mortgage Loans:	40.08%
Fully Amortizing IO Mortgage Loans:	19.26%
Balloon Loans:	40.67%
1st Lien:	96.41%
Wtd. Avg. Gross Coupon:	8.380%	5.750%-13.890%
Wtd. Avg. Original Term(months):	354	120-360
Wtd. Avg. Remaining Term(months):	351	117-359
Wtd. Avg. Margin(ARM Loan Only):	6.682%	3.000%-11.249%
Wtd. Avg. Maximum Interest Rate (ARM Loans Only):	14.666%	11.750%-19.249%
Wtd. Avg. Minimum Interest Rate (ARM Loans Only):	8.257%	5.750%-12.400%
Wtd. Avg. Original LTV (1) :	85.59%	19.27%-100.00%
Wtd. Avg. Borrower FICO:	649	500-806
Geographic Distribution (Top 5):	CA	29.84%
	FL	10.11%
	AZ	5.99%
	IL	4.84%
	WA	4.08%
(1)	References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Originators of the Aggregate Mortgage Loans

Originator	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
First NLC Financial Services	867	135,769,320	22.32	156,597	8.698	81.15	625	41.43	5.79
Meritage Mortgage Corporation	663	123,448,473	20.29	186,197	8.268	85.96	645	67.38	5.65
Decision One Mortgage Company	666	109,422,172	17.99	164,298	8.871	97.81	660	56.09	0.00
Equifirst Corporation	350	70,165,899	11.53	200,474	7.873	85.07	655	68.83	0.00
OwnIt Mortgage Solutions	274	69,473,881	11.42	253,554	7.517	80.46	707	9.47	0.00
First Street Financial	230	53,222,574	8.75	231,402	8.439	80.01	624	36.25	7.91
LIME Financial Services	261	46,873,081	7.70	179,590	8.585	83.72	634	52.56	5.92
Total:	3,311	608,375,399	100.00	183,744	8.380	85.59	649	49.25	3.59

Current Unpaid Principal Balance of the Aggregate Mortgage Loans

Range of Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50,000.00 or less	219	7,451,953	1.22	34,027	11.508	97.79	645	39.15	90.41
50,000.01 to 100,000.00	720	54,166,919	8.90	75,232	9.688	90.36	632	67.29	17.57
100,000.01 to 150,000.00	694	86,246,894	14.18	124,275	8.800	87.04	635	59.89	5.27
150,000.01 to 200,000.00	543	94,398,156	15.52	173,846	8.395	85.58	645	58.37	1.07
200,000.01 to 250,000.00	356	79,839,088	13.12	224,267	8.219	84.75	645	50.55	0.00
250,000.01 to 300,000.00	245	66,902,883	11.00	273,073	8.090	84.76	648	47.05	0.00
300,000.01 to 350,000.00	177	57,186,664	9.40	323,088	7.897	83.58	654	44.65	0.00
350,000.01 to 400,000.00	123	46,012,523	7.56	374,086	8.015	85.08	655	37.27	0.00
400,000.01 to 450,000.00	79	33,525,221	5.51	424,370	7.931	83.16	663	30.61	0.00
450,000.01 to 500,000.00	70	33,329,719	5.48	476,139	7.841	83.87	666	32.56	0.00
500,000.01 to 550,000.00	36	18,919,166	3.11	525,532	7.955	84.22	658	31.01	0.00
550,000.01 to 600,000.00	22	12,561,498	2.06	570,977	7.973	84.96	676	36.39	0.00
600,000.01 to 650,000.00	16	10,123,061	1.66	632,691	7.738	83.58	693	37.97	0.00
650,000.01 to 700,000.00	6	4,032,948	0.66	672,158	7.891	86.58	693	33.69	0.00
700,000.01 to 750,000.00	4	2,898,833	0.48	724,708	8.208	79.87	693	49.54	0.00
750,000.01 to 800,000.00	1	779,875	0.13	779,875	8.625	80.00	628	100.00	0.00
Total:	3,311	608,375,399	100.00	183,744	8.380	85.59	649	49.25	3.59

Current Mortgage Rates of the Aggregate Mortgage Loans

Range of Current Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.501 to 6.000	3	673,000	0.11	224,333	5.856	84.95	711	100.00	0.00
6.001 to 6.500	33	8,448,115	1.39	256,003	6.432	76.52	680	91.87	0.00
6.501 to 7.000	194	52,681,324	8.66	271,553	6.851	79.21	677	70.58	0.00
7.001 to 7.500	410	104,736,428	17.22	255,455	7.343	79.86	675	45.73	0.00
7.501 to 8.000	520	122,085,621	20.07	234,780	7.805	82.95	662	44.47	0.00
8.001 to 8.500	373	77,029,354	12.66	206,513	8.282	86.00	645	44.79	0.00
8.501 to 9.000	494	90,698,567	14.91	183,600	8.790	89.63	637	48.24	0.22
9.001 to 9.500	345	55,218,736	9.08	160,054	9.304	90.52	623	52.48	0.20
9.501 to 10.000	354	46,116,050	7.58	130,271	9.773	91.27	614	49.29	3.37
10.001 to 10.500	151	20,540,345	3.38	136,029	10.285	90.85	606	54.22	7.60
10.501 to 11.000	139	12,236,210	2.01	88,030	10.782	92.34	606	51.35	29.31
11.001 to 11.500	72	4,987,071	0.82	69,265	11.260	94.01	634	45.48	53.17
11.501 to 12.000	98	5,944,921	0.98	60,662	11.848	99.11	638	21.61	90.08
12.001 to 12.500	66	4,303,462	0.71	65,204	12.305	98.61	655	12.54	95.57
12.501 to 13.000	30	1,420,997	0.23	47,367	12.738	99.78	656	9.68	100.00
13.001 to 13.500	25	1,103,637	0.18	44,145	13.298	99.81	630	18.77	100.00
13.501 to 14.000	4	151,562	0.02	37,891	13.757	99.99	648	0.00	100.00
Total:	3,311	608,375,399	100.00	183,744	8.380	85.59	649	49.25	3.59

Credit Scores of the Aggregate Mortgage Loans

Range of Credit Scores	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
500 to 519	39	6,179,509	1.02	158,449	9.823	73.73	510	51.18	0.00
520 to 539	66	10,088,147	1.66	152,851	9.857	74.63	529	48.93	0.00
540 to 559	85	14,321,574	2.35	168,489	9.377	80.12	551	57.22	0.00
560 to 579	187	32,644,276	5.37	174,568	8.789	79.60	571	74.41	0.00
580 to 599	226	38,694,953	6.36	171,217	8.880	82.75	589	73.23	0.30
600 to 619	409	64,300,647	10.57	157,214	8.532	87.33	609	78.75	3.36
620 to 639	575	91,826,433	15.09	159,698	8.567	86.70	630	57.98	5.29
640 to 659	569	103,513,013	17.01	181,921	8.453	88.38	649	45.40	4.71
660 to 679	414	82,600,470	13.58	199,518	8.135	86.39	668	38.94	4.66
680 to 699	277	58,378,894	9.60	210,754	7.992	86.03	688	30.61	4.48
700 to 719	193	43,357,751	7.13	224,652	7.822	85.12	709	30.11	2.20
720 to 739	137	30,144,792	4.95	220,035	7.789	84.96	729	28.26	4.31
740 to 759	63	14,521,974	2.39	230,508	7.868	87.46	748	24.00	2.84
760 to 779	46	11,200,969	1.84	243,499	7.706	85.77	770	29.15	2.61
780 to 799	19	4,820,001	0.79	253,684	7.459	83.45	789	30.19	3.40
800 to 819	6	1,781,998	0.29	297,000	7.954	83.07	804	0.00	12.37
Total:	3,311	608,375,399	100.00	183,744	8.380	85.59	649	49.25	3.59

DTI Ratios of the Aggregate Mortgage Loans

Range of DTI Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
30.00 or less	380	58,213,853	9.57	153,194	8.348	83.87	633	67.91	2.61
30.01 to 35.00	257	38,792,355	6.38	150,943	8.490	85.24	640	61.35	3.13
35.01 to 40.00	448	73,462,785	12.08	163,979	8.404	86.24	653	44.79	3.09
40.01 to 45.00	739	134,127,507	22.05	181,499	8.429	86.20	655	44.40	4.59
45.01 to 50.00	1,223	244,714,831	40.22	200,094	8.380	85.14	652	39.83	4.10
50.01 to 55.00	254	57,074,559	9.38	224,703	8.204	86.88	641	79.54	1.08
55.01 or more	10	1,989,510	0.33	198,951	8.133	96.51	667	47.77	0.00
Total:	3,311	608,375,399	100.00	183,744	8.380	85.59	649	49.25	3.59

Lien Status of the Aggregate Mortgage Loans

Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1	2,932	586,564,714	96.41	200,056	8.262	85.08	648	50.09	0.00
2	379	21,810,685	3.59	57,548	11.568	99.28	662	26.59	100.00
Total:	3,311	608,375,399	100.00	183,744	8.380	85.59	649	49.25	3.59

Original LTV Ratios of the Aggregate Mortgage Loans (1)

Range of Original LTV Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50.00 or less	42	6,383,027	1.05	151,977	8.070	42.97	605	69.45	0.00
50.01 to 55.00	17	3,328,971	0.55	195,822	7.706	52.97	618	61.67	0.00
55.01 to 60.00	25	4,575,613	0.75	183,025	7.948	57.58	605	59.36	0.00
60.01 to 65.00	60	11,040,573	1.81	184,010	7.868	63.62	615	53.03	0.35
65.01 to 70.00	81	14,833,477	2.44	183,129	8.018	68.73	600	64.86	0.98
70.01 to 75.00	165	33,359,195	5.48	202,177	8.118	74.26	624	36.43	0.00
75.01 to 80.00	1,040	241,297,582	39.66	232,017	7.825	79.87	663	33.52	0.00
80.01 to 85.00	190	37,741,228	6.20	198,638	8.212	84.35	615	64.70	0.00
85.01 to 90.00	340	65,091,416	10.70	191,445	8.550	89.73	637	60.68	0.36
90.01 to 95.00	199	37,151,156	6.11	186,689	8.909	94.68	650	67.25	3.04
95.01 to 100.00	1,152	153,573,162	25.24	133,310	9.263	99.92	656	60.55	13.19
Total:	3,311	608,375,399	100.00	183,744	8.380	85.59	649	49.25	3.59
(1)	References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Documentation Levels of the Aggregate Mortgage Loans

Documentation Level	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Full (24+ months) - 24+ months income verification	1,031	157,038,300	25.81	152,316	8.481	87.69	626	100	1.25
Full (12+ months) - 12-23 months income verification	780	142,572,673	23.43	182,785	8.034	86.47	641	100	2.69
Limited - 6 months income verification	60	10,749,191	1.77	179,153	8.01	85.65	635	0	2.59
Streamlined - Stated Income/ Verified Assets	410	77,101,688	12.67	188,053	8.844	92.53	678	0	6.08
Stated - Stated Income	1,026	220,399,592	36.23	214,814	8.387	81.11	661	0	5.01
No Documentation	4	513,956	0.08	128,489	8.923	86.71	695	0	0
Total:	3,311	608,375,399	100.00	183,744	8.380	85.59	649	49.25	3.59

Purpose of the Aggregate Mortgage Loans

Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Purchase	1,850	323,019,978	53.10	174,605	8.427	87.53	666	39.81	5.81
Cash Out Refinance	1,213	241,751,237	39.74	199,300	8.360	83.42	630	56.78	0.97
Rate & Term Refinance	248	43,604,185	7.17	175,823	8.150	83.28	629	77.39	1.63
Total:	3,311	608,375,399	100.00	183,744	8.380	85.59	649	49.25	3.59

Property Types of the Aggregate Mortgage Loans

Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Single Family	2,659	470,330,929	77.31	176,883	8.360	85.64	647	50.53	3.35
Planned Unit Development	250	56,008,922	9.21	224,036	8.313	85.58	649	48.29	4.30
Two- to Four Family	179	42,350,305	6.96	236,594	8.730	85.94	660	40.81	4.04
Condominium	176	32,830,720	5.40	186,538	8.330	84.52	662	40.55	5.31
Townhouse	46	6,740,524	1.11	146,533	8.403	85.23	651	61.98	3.14
Rowhouse	1	113,999	0.02	113,999	9.200	100.00	625	100.00	0.00
Total:	3,311	608,375,399	100.00	183,744	8.380	85.59	649	49.25	3.59

Occupancy Status of the Aggregate Mortgage Loans

Occupancy Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Owner Occupied	3,143	584,025,320	96.00	185,818	8.361	85.59	648	48.88	3.63
Investor Occupied	140	19,390,911	3.19	138,507	8.836	85.55	671	59.86	0.00
Second Home	28	4,959,168	0.82	177,113	8.836	85.83	685	50.64	12.13
Total:	3,311	608,375,399	100.00	183,744	8.380	85.59	649	49.25	3.59

Geographic Distribution of the Mortgage Properties Related to the Aggregate Mortgage Loans

Location	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Southern California	424	121,766,814	20.02	287,186	8.025	81.22	658	28.89	5.63
Florida	343	61,524,075	10.11	179,370	8.504	82.84	633	41.59	3.30
Northern California	207	59,753,208	9.82	288,663	7.843	81.26	672	31.14	6.61
Arizona	204	36,471,993	5.99	178,784	8.172	83.00	642	52.09	4.16
Illinois	195	29,469,360	4.84	151,125	8.981	87.62	639	43.97	6.21
Washington	112	24,835,262	4.08	221,743	7.917	85.00	668	49.82	1.68
Oregon	97	19,746,741	3.25	203,575	7.832	86.86	653	71.50	1.09
Georgia	113	18,181,696	2.99	160,900	8.921	91.65	636	70.84	2.55
Maryland	79	17,415,985	2.86	220,456	8.245	85.16	643	56.68	2.64
Pennsylvania	130	16,481,555	2.71	126,781	8.988	90.98	639	64.81	1.05
Other	1,407	202,728,711	33.32	144,086	8.689	89.52	644	63.31	1.92
Total:	3,311	608,375,399	100.00	183,744	8.380	85.59	649	49.25	3.59

Zip Code Distribution of the Mortgage Properties Related of the Aggregate Mortgage Loans

Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
90011	6	2,083,655	0.34	347,276	8.104	87.12	655	37.86	4.46
92335	9	2,016,109	0.33	224,012	8.125	84.51	660	18.24	8.95
90044	7	1,918,111	0.32	274,016	8.436	82.57	649	50.05	12.87
90805	7	1,877,342	0.31	268,192	7.807	81.27	674	0.00	7.45
93534	9	1,820,878	0.30	202,320	8.723	80.97	638	34.16	11.72
92336	6	1,736,355	0.29	289,392	7.835	72.00	632	27.69	0.00
94541	4	1,728,674	0.28	432,169	7.434	78.73	696	21.98	0.00
91761	5	1,695,981	0.28	339,196	7.684	83.83	719	25.47	4.54
92345	7	1,668,528	0.27	238,361	8.053	81.42	654	19.56	4.73
90047	5	1,651,868	0.27	330,374	8.436	75.35	644	23.92	0.00
Other	3,246	590,177,898	97.01	181,817	8.390	85.74	649	49.96	3.52
Total:	3,311	608,375,399	100.00	183,744	8.380	85.59	649	49.25	3.59

Original Term to Maturity of the Aggregate Mortgage Loans

Range of Original Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	338	21,205,502	3.49	62,738	11.399	97.64	663	27.28	93.86
181 to 240	6	610,970	0.10	101,828	9.034	80.72	597	53.94	0.00
301 to 360	2,967	586,558,927	96.41	197,694	8.271	85.16	649	50.04	0.33
Total:	3,311	608,375,399	100.00	183,744	8.380	85.59	649	49.25	3.59

Remaining Term to Maturity of the Aggregate Mortgage Loans

Range of Remaining Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	338	21,205,502	3.49	62,738	11.399	97.64	663	27.28	93.86
181 to 240	6	610,970	0.10	101,828	9.034	80.72	597	53.94	0.00
301 to 360	2,967	586,558,927	96.41	197,694	8.271	85.16	649	50.04	0.33
Total:	3,311	608,375,399	100.00	183,744	8.380	85.59	649	49.25	3.59

Product Type of the Aggregate Mortgage Loans

Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2/6 MONTH LIBOR - 40 YR AMTERM	497	123,518,118	20.30	248,527	8.166	83.68	634	49.17	0.00
2/6 MONTH LIBOR	543	89,018,147	14.63	163,938	8.679	83.32	621	53.53	0.00
2/6 MONTH LIBOR - 60 MONTH IO	252	81,887,856	13.46	324,952	7.644	81.47	680	32.00	0.00
3/6 MONTH LIBOR	549	79,414,965	13.05	144,654	8.982	92.14	637	60.11	0.00
3/6 MONTH LIBOR - 40 YR AMTERM	189	41,179,474	6.77	217,881	8.228	87.29	637	62.78	0.00
2/1 ARM 1 YR LIBOR - 45 YR AMTERM	104	27,496,428	4.52	264,389	7.519	80.02	703	9.08	0.00
3/6 MONTH LIBOR - 60 MONTH IO	104	26,743,561	4.40	257,150	8.357	92.62	675	34.47	0.00
3/1 ARM 1 YR LIBOR - 45 YR AMTERM	46	9,977,957	1.64	216,912	7.529	79.07	703	5.94	0.00
5/6 MONTH LIBOR - 60 MONTH IO	13	4,554,823	0.75	350,371	6.916	77.89	692	60.72	0.00
5/6 MONTH LIBOR	7	1,730,848	0.28	247,264	8.158	80.81	664	14.60	0.00
5/1 ARM 1 YR LIBOR - 45 YR AMTERM	6	1,311,438	0.22	218,573	7.206	80.00	704	24.03	0.00
3/1 ARM 1 YR LIBOR - 40 YR AMTERM	1	154,704	0.03	154,704	7.750	80.00	727	0.00	0.00
2/1 ARM 1 YR LIBOR - 40 YR AMTERM	1	150,314	0.02	150,314	7.999	80.00	732	0.00	0.00
30YR FXD	535	71,675,945	11.78	133,974	8.509	86.57	648	70.81	2.66
30YR FXD - 60 MONTH IO	15	3,961,627	0.65	264,108	7.984	88.60	681	47.10	0.00
15YR FXD	15	1,379,450	0.23	91,963	8.980	75.39	638	51.30	16.68
20YR FXD	6	610,970	0.10	101,828	9.034	80.72	597	53.94	0.00
BALLOON OTHER - 40 YR AMTERM	165	27,651,083	4.55	167,582	8.599	85.76	645	65.82	18.31
15YR BALLOON	258	14,762,682	2.43	57,220	11.523	98.94	663	23.03	98.96
BALLOON OTHER - 45 YR AMTERM	5	1,195,008	0.20	239,002	7.506	88.55	686	44.67	0.00
Total:	3,311	608,375,399	100.00	183,744	8.380	85.59	649	49.25	3.59

Prepayment Penalty Term of the Aggregate Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
None	734	114,158,442	18.76	155,529	8.927	88.44	645	52.28	5.47
12	149	37,283,472	6.13	250,225	8.286	82.82	659	36.43	2.10
24	1,186	243,330,353	40.00	205,169	8.200	83.29	647	43.36	3.81
30	3	685,459	0.11	228,486	8.475	86.30	618	100.00	0.00
36	1,239	212,917,675	35.00	171,846	8.309	87.18	652	56.43	2.59
Total:	3,311	608,375,399	100.00	183,744	8.380	85.59	649	49.25	3.59

Credit Grade of the Aggregate Mortgage Loans

Credit Grade	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
A+	598	98,888,472	16.25	165,365	8.851	97.52	660	54.86	0.00
AA	382	75,232,936	12.37	196,945	8.369	83.60	646	41.02	9.28
A-	377	59,923,493	9.85	158,948	8.622	82.05	631	36.00	7.65
MS1	273	57,198,743	9.40	209,519	8.066	87.47	684	50.15	8.83
A	280	47,373,736	7.79	169,192	8.391	85.34	670	40.45	4.80
NA	129	31,788,717	5.23	246,424	7.629	80.70	699	5.66	0.00
MS2	149	29,078,188	4.78	195,156	8.297	86.31	634	63.83	3.72
B	125	21,383,305	3.51	171,066	9.069	76.98	586	52.15	0.75
MS3	117	18,050,335	2.97	154,276	8.252	83.78	612	95.16	4.65
B-	97	16,934,884	2.78	174,586	9.221	79.20	562	56.84	0.00
MS4	86	14,674,584	2.41	170,635	8.708	84.31	585	99.35	0.00
B+	86	13,315,858	2.19	154,836	8.511	81.98	609	64.77	6.30
C	42	7,138,388	1.17	169,962	9.830	75.48	525	63.81	0.00
C+	32	4,503,842	0.74	140,745	9.963	77.97	537	25.82	0.00
MS5	22	2,556,354	0.42	116,198	9.412	79.80	562	89.45	0.00
MS6	16	1,890,269	0.31	118,142	9.121	76.44	539	100.00	0.00
C-	4	496,747	0.08	124,187	9.034	74.68	595	100.00	0.00
CX	1	95,486	0.02	95,486	12.400	45.05	522	100.00	0.00
N/A*	495	107,851,062	17.73	217,881	7.715	83.39	675	49.21	0.00
Total:	3,311	608,375,399	100.00	183,744	8.380	85.59	649	49.25	3.59
 * Neither EquiFirst nor OwnIt utilizes Credit Grades

Next Adjustment Date of the Adjustable-Rate Aggregate Mortgage Loans

Next Adjustment Date (Year-Month)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2007-12	2	243,924	0.05	121,962	7.697	79.74	664	0.00	0.00
2008-03	3	543,954	0.11	181,318	6.998	84.88	661	100.00	0.00
2008-04	1	115,498	0.02	115,498	8.500	100.00	640	0.00	0.00
2008-05	5	897,966	0.18	179,593	7.872	86.91	619	86.69	0.00
2008-06	27	6,564,691	1.35	243,137	7.568	84.01	651	56.16	0.00
2008-07	159	40,389,547	8.29	254,022	8.104	80.01	629	37.86	0.00
2008-08	469	105,847,381	21.73	225,687	8.259	83.24	641	43.27	0.00
2008-09	562	132,919,556	27.29	236,512	8.077	82.42	658	38.04	0.00
2008-10	169	34,548,345	7.09	204,428	8.005	84.87	653	59.14	0.00
2009-05	4	725,210	0.15	181,302	7.666	92.26	651	100.00	0.00
2009-06	4	695,943	0.14	173,986	8.463	97.28	676	34.03	0.00
2009-07	69	11,796,267	2.42	170,960	8.567	85.07	624	60.41	0.00
2009-08	441	72,951,610	14.98	165,423	8.662	87.87	636	55.19	0.00
2009-09	339	64,660,234	13.27	190,738	8.556	93.83	664	48.01	0.00
2009-10	32	6,641,399	1.36	207,544	8.175	86.50	651	60.34	0.00
2011-07	7	2,754,121	0.57	393,446	7.389	75.55	640	48.65	0.00
2011-08	4	939,100	0.19	234,775	7.247	81.08	694	61.67	0.00
2011-09	12	3,252,820	0.67	271,068	7.286	80.93	715	27.77	0.00
2011-10	3	651,068	0.13	217,023	6.473	80.00	746	78.50	0.00
Total:	2,312	487,138,633	100.00	210,700	8.257	85.04	649	45.95	0.00

Gross Margins of the Adjustable-Rate Aggregate Mortgage Loans

Range of Gross Margins (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
4.000 or less	15	3,780,203	0.78	252,014	6.849	77.08	647	77.42	0.00
4.001 to 4.500	27	6,218,960	1.28	230,332	6.916	81.50	677	71.95	0.00
4.501 to 5.000	91	23,039,313	4.73	253,179	7.452	80.72	639	79.02	0.00
5.001 to 5.500	158	42,017,715	8.63	265,935	7.741	81.15	662	36.01	0.00
5.501 to 6.000	199	45,491,568	9.34	228,601	7.652	83.89	661	61.13	0.00
6.001 to 6.500	427	99,388,978	20.40	232,761	7.976	82.41	655	39.59	0.00
6.501 to 7.000	371	87,473,103	17.96	235,777	8.043	84.05	659	37.93	0.00
7.001 to 7.500	485	92,115,943	18.91	189,930	8.671	84.47	631	42.35	0.00
7.501 to 8.000	429	71,407,270	14.66	166,451	9.203	94.37	643	48.71	0.00
8.001 to 8.500	52	9,394,182	1.93	180,657	9.297	88.49	620	44.97	0.00
8.501 to 9.000	29	3,686,421	0.76	127,118	9.611	92.67	634	51.94	0.00
9.001 to 9.500	14	1,516,414	0.31	108,315	10.241	97.02	596	90.96	0.00
9.501 to 10.000	6	846,552	0.17	141,092	10.679	98.92	590	91.74	0.00
10.001 to 10.500	4	343,472	0.07	85,868	11.267	100.00	592	100.00	0.00
10.501 to 11.000	4	323,591	0.07	80,898	11.513	96.49	585	100.00	0.00
11.001 to 11.500	1	94,948	0.02	94,948	12.249	100.00	563	0.00	0.00
Total:	2,312	487,138,633	100.00	210,700	8.257	85.04	649	45.95	0.00

Minimum Mortgage Rate of the Adjustable-Rate Aggregate Mortgage Loans

Range of Minimum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.501 to 6.000	3	673,000	0.14	224,333	5.856	84.95	711	100.00	0.00
6.001 to 6.500	30	7,849,157	1.61	261,639	6.437	76.56	678	91.25	0.00
6.501 to 7.000	138	39,618,735	8.13	287,092	6.839	80.52	679	66.31	0.00
7.001 to 7.500	338	89,267,515	18.32	264,105	7.347	80.18	678	39.33	0.00
7.501 to 8.000	432	106,709,947	21.91	247,014	7.810	83.02	662	40.35	0.00
8.001 to 8.500	297	63,830,901	13.10	214,919	8.282	85.70	642	41.46	0.00
8.501 to 9.000	369	71,826,282	14.74	194,651	8.795	89.47	637	43.45	0.00
9.001 to 9.500	255	43,856,320	9.00	171,986	9.298	89.95	621	49.79	0.00
9.501 to 10.000	253	37,525,324	7.70	148,321	9.772	90.32	607	48.51	0.00
10.001 to 10.500	112	16,841,131	3.46	150,367	10.269	90.42	598	52.02	0.00
10.501 to 11.000	64	7,128,987	1.46	111,390	10.756	88.26	576	53.53	0.00
11.001 to 11.500	14	1,458,400	0.30	104,171	11.254	89.84	574	65.79	0.00
11.501 to 12.000	5	362,500	0.07	72,500	11.754	92.86	576	57.91	0.00
12.001 to 12.500	2	190,433	0.04	95,217	12.325	72.45	542	50.14	0.00
Total:	2,312	487,138,633	100.00	210,700	8.257	85.04	649	45.95	0.00

Maximum Mortgage Rate of the Adjustable-Rate Aggregate Mortgage Loans

Range of Maximum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
11.501 to 12.000	3	673,000	0.14	224,333	5.856	84.95	711	100.00	0.00
12.001 to 12.500	18	4,825,197	0.99	268,067	6.534	78.12	684	88.51	0.00
12.501 to 13.000	80	22,487,716	4.62	281,096	6.864	80.07	689	53.83	0.00
13.001 to 13.500	256	66,032,658	13.56	257,940	7.316	79.52	689	30.65	0.00
13.501 to 14.000	301	78,114,813	16.04	259,518	7.573	82.32	670	43.68	0.00
14.001 to 14.500	234	58,901,701	12.09	251,717	7.843	86.03	650	53.90	0.00
14.501 to 15.000	407	88,265,709	18.12	216,869	8.308	88.66	648	51.14	0.00
15.001 to 15.500	304	55,438,889	11.38	182,365	8.722	86.69	632	44.62	0.00
15.501 to 16.000	315	53,167,977	10.91	168,787	9.211	87.60	621	42.68	0.00
16.001 to 16.500	164	27,722,946	5.69	169,042	9.590	87.51	610	49.48	0.00
16.501 to 17.000	122	17,121,791	3.51	140,343	10.004	85.53	592	39.68	0.00
17.001 to 17.500	62	9,377,773	1.93	151,254	10.354	87.97	590	53.25	0.00
17.501 to 18.000	31	3,651,268	0.75	117,783	10.755	86.18	563	46.50	0.00
18.001 to 18.500	9	899,746	0.18	99,972	11.398	88.66	572	76.22	0.00
18.501 to 19.000	5	362,500	0.07	72,500	11.754	92.86	576	57.91	0.00
19.001 to 19.500	1	94,948	0.02	94,948	12.249	100.00	563	0.00	0.00
Total:	2,312	487,138,633	100.00	210,700	8.257	85.04	649	45.95	0.00

Initial Periodic Rate Caps of the Adjustable-Rate Aggregate Mortgage Loans

Initial Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	1	340,000	0.07	340,000	8.290	80.00	661	0.00	0.00
2.000	33	12,710,459	2.61	385,165	7.470	81.85	678	63.50	0.00
3.000	2,278	474,088,174	97.32	208,116	8.278	85.13	648	45.51	0.00
Total:	2,312	487,138,633	100.00	210,700	8.257	85.04	649	45.95	0.00

Subsequent Periodic Rate Caps of the Adjustable-Rate Aggregate Mortgage Loans

Subsequent Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	1,350	287,288,991	58.97	212,807	8.205	86.48	659	42.53	0.00
1.500	962	199,849,642	41.03	207,744	8.331	82.97	634	50.86	0.00
Total:	2,312	487,138,633	100.00	210,700	8.257	85.04	649	45.95	0.00

Appendix 2-

Computational Material

Derivative Schedule
Period	Accrual Start	Accrual End	Swap Notional Balance ($)	Swap Strike Rate (%)	Cap Notional Balance ($)	Cap Strike Rate (%)	Total Derivative Notional Balance ($)
1	11/30/2006	12/25/2006	608,375,000	5.45%	0	5.40%	608,375,000
2	12/25/2006	1/25/2007	601,031,000	5.45%	0	5.40%	601,031,000
3	1/25/2007	2/25/2007	591,709,000	5.45%	0	5.40%	591,709,000
4	2/25/2007	3/25/2007	580,415,000	5.45%	0	5.40%	580,415,000
5	3/25/2007	4/25/2007	567,172,000	5.45%	0	5.40%	567,172,000
6	4/25/2007	5/25/2007	552,021,000	5.45%	0	5.40%	552,021,000
7	5/25/2007	6/25/2007	535,024,000	5.45%	0	5.40%	535,024,000
8	6/25/2007	7/25/2007	516,262,000	5.45%	0	5.40%	516,262,000
9	7/25/2007	8/25/2007	495,837,000	5.45%	0	5.40%	495,837,000
10	8/25/2007	9/25/2007	473,875,000	5.45%	0	5.40%	473,875,000
11	9/25/2007	10/25/2007	452,037,000	5.45%	0	5.40%	452,037,000
12	10/25/2007	11/25/2007	431,218,000	5.45%	0	5.40%	431,218,000
13	11/25/2007	12/25/2007	411,371,000	5.45%	20,039,000	5.40%	431,410,000
14	12/25/2007	1/25/2008	392,450,000	5.45%	21,609,000	5.40%	414,059,000
15	1/25/2008	2/25/2008	374,411,000	5.45%	23,004,000	5.40%	397,415,000
16	2/25/2008	3/25/2008	357,212,000	5.45%	24,235,000	5.40%	381,447,000
17	3/25/2008	4/25/2008	340,815,000	5.45%	25,314,000	5.40%	366,129,000
18	4/25/2008	5/25/2008	325,181,000	5.45%	26,253,000	5.40%	351,434,000
19	5/25/2008	6/25/2008	310,274,000	5.45%	27,062,000	5.40%	337,336,000
20	6/25/2008	7/25/2008	296,060,000	5.45%	27,750,000	5.40%	323,810,000
21	7/25/2008	8/25/2008	278,008,000	5.45%	28,964,000	5.40%	306,972,000
22	8/25/2008	9/25/2008	256,876,000	5.45%	30,496,000	5.40%	287,372,000
23	9/25/2008	10/25/2008	237,677,000	5.45%	31,573,000	5.40%	269,250,000
24	10/25/2008	11/25/2008	220,215,000	5.45%	32,267,000	5.40%	252,482,000
25	11/25/2008	12/25/2008	204,305,000	5.45%	32,641,000	5.40%	236,946,000
26	12/25/2008	1/25/2009	191,835,000	5.45%	32,632,000	5.40%	224,467,000
27	1/25/2009	2/25/2009	182,284,000	5.45%	32,365,000	5.40%	214,649,000
28	2/25/2009	3/25/2009	173,229,000	5.45%	32,048,000	5.40%	205,277,000
29	3/25/2009	4/25/2009	164,645,000	5.45%	31,687,000	5.40%	196,332,000
30	4/25/2009	5/25/2009	156,505,000	5.45%	31,287,000	5.40%	187,792,000
31	5/25/2009	6/25/2009	148,785,000	5.45%	30,852,000	5.40%	179,637,000
32	6/25/2009	7/25/2009	141,442,000	5.45%	30,390,000	5.40%	171,832,000
33	7/25/2009	8/25/2009	132,574,000	5.45%	30,037,000	5.40%	162,611,000
34	8/25/2009	9/25/2009	123,787,000	5.45%	29,634,000	5.40%	153,421,000
35	9/25/2009	10/25/2009	115,703,000	5.45%	29,141,000	5.40%	144,844,000
36	10/25/2009	11/25/2009	108,251,000	5.45%	28,572,000	5.40%	136,823,000
37	11/25/2009	12/25/2009	101,384,000	5.45%	27,945,000	5.40%	129,329,000
38	12/25/2009	1/25/2010	95,901,000	5.45%	27,290,000	5.40%	123,191,000
39	1/25/2010	2/25/2010	91,012,000	5.45%	26,629,000	5.40%	117,641,000
40	2/25/2010	3/25/2010	86,386,000	5.45%	25,967,000	5.40%	112,353,000
41	3/25/2010	4/25/2010	82,009,000	5.45%	25,305,000	5.40%	107,314,000
42	4/25/2010	5/25/2010	77,867,000	5.45%	24,647,000	5.40%	102,514,000
43	5/25/2010	6/25/2010	73,946,000	5.45%	23,992,000	5.40%	97,938,000
44	6/25/2010	7/25/2010	70,234,000	5.45%	23,342,000	5.40%	93,576,000
45	7/25/2010	8/25/2010	66,719,000	5.45%	22,699,000	5.40%	89,418,000
46	8/25/2010	9/25/2010	63,391,000	5.45%	22,064,000	5.40%	85,455,000
47	9/25/2010	10/25/2010	60,239,000	5.45%	21,437,000	5.40%	81,676,000
48	10/25/2010	11/25/2010	57,253,000	5.45%	20,820,000	5.40%	78,073,000
49	11/25/2010	12/25/2010	54,424,000	5.45%	20,213,000	5.40%	74,637,000
50	12/25/2010	1/25/2011	51,743,000	5.45%	19,617,000	5.40%	71,360,000
51	1/25/2011	2/25/2011	49,203,000	5.45%	19,031,000	5.40%	68,234,000
52	2/25/2011	3/25/2011	46,795,000	5.45%	18,458,000	5.40%	65,253,000
53	3/25/2011	4/25/2011	44,513,000	5.45%	17,896,000	5.40%	62,409,000
54	4/25/2011	5/25/2011	42,349,000	5.45%	17,347,000	5.40%	59,696,000
55	5/25/2011	6/25/2011	40,297,000	5.45%	16,810,000	5.40%	57,107,000
56	6/25/2011	7/25/2011	38,350,000	5.45%	16,285,000	5.40%	54,635,000
57	7/25/2011	8/25/2011	36,504,000	5.45%	15,773,000	5.40%	52,277,000
58	8/25/2011	9/25/2011	34,753,000	5.45%	15,274,000	5.40%	50,027,000
59	9/25/2011	10/25/2011	33,089,000	5.45%	14,787,000	5.40%	47,876,000
60	10/25/2011	11/25/2011	31,510,000	5.45%	14,312,000	5.40%	45,822,000
61	11/25/2011	12/25/2011	0	N/A	43,861,000	5.40%	43,861,000

Derivative Schedule (continued)
Period	Accrual Start	Accrual End	Swap Notional Balance ($)	Swap Strike Rate (%)	Cap Notional Balance ($)	Cap Strike Rate (%)	Total Derivative Notional Balance ($)
62	12/25/2011	1/25/2012	0	N/A	41,989,000	5.40%	41,989,000
63	1/25/2012	2/25/2012	0	N/A	40,201,000	5.40%	40,201,000
64	2/25/2012	3/25/2012	0	N/A	38,493,000	5.40%	38,493,000
65	3/25/2012	4/25/2012	0	N/A	36,863,000	5.40%	36,863,000
66	4/25/2012	5/25/2012	0	N/A	35,305,000	5.40%	35,305,000
67	5/25/2012	6/25/2012	0	N/A	33,817,000	5.40%	33,817,000
68	6/25/2012	7/25/2012	0	N/A	32,395,000	5.40%	32,395,000
69	7/25/2012	8/25/2012	0	N/A	31,037,000	5.40%	31,037,000
70	8/25/2012	9/25/2012	0	N/A	29,739,000	5.40%	29,739,000
71	9/25/2012	10/25/2012	0	N/A	28,498,000	5.40%	28,498,000
72	10/25/2012	11/25/2012	0	N/A	27,312,000	5.40%	27,312,000
73	11/25/2012	12/25/2012	0	N/A	26,179,000	5.40%	26,179,000
74	12/25/2012	1/25/2013	0	N/A	25,095,000	5.40%	25,095,000
75	1/25/2013	2/25/2013	0	N/A	24,059,000	5.40%	24,059,000
76	2/25/2013	3/25/2013	0	N/A	23,068,000	5.40%	23,068,000
77	3/25/2013	4/25/2013	0	N/A	22,120,000	5.40%	22,120,000
78	4/25/2013	5/25/2013	0	N/A	21,214,000	5.40%	21,214,000
79	5/25/2013	6/25/2013	0	N/A	20,347,000	5.40%	20,347,000
80	6/25/2013	7/25/2013	0	N/A	19,518,000	5.40%	19,518,000
81	7/25/2013	8/25/2013	0	N/A	18,724,000	5.40%	18,724,000
82	8/25/2013	9/25/2013	0	N/A	17,965,000	5.40%	17,965,000
83	9/25/2013	10/25/2013	0	N/A	17,238,000	5.40%	17,238,000
84	10/25/2013	11/25/2013	0	N/A	16,543,000	5.40%	16,543,000
85	11/25/2013	12/25/2013	0	N/A	0	NA	0

Derivative Schedule (continued)

Sensitivity Analysis
To Optional Termination

Class A-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	1.71	1.24	1.00	0.84	0.72
Principal Window (mos)	1 - 39	1 - 27	1 - 22	1 - 18	1 - 15

Class A-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	3.83	2.61	2.00	1.70	1.45
Principal Window (mos)	39 - 55	27 - 36	22 - 27	18 - 22	15 - 20

Class A-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	7.26	4.79	3.25	2.26	1.90
Principal Window (mos)	55 - 136	36 - 90	27 - 66	22 - 33	20 - 27

Class A-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	12.82	8.48	6.19	3.84	2.51
Principal Window (mos)	136 - 157	90 - 104	66 - 76	33 - 58	27 - 33

Class M-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	5.48	3.68	3.62	4.09	3.68
Principal Window (mos)	50 - 85	37 - 56	41 - 46	45 - 53	33 - 46

Class M-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.38	6.18	4.59	4.73	3.82
Principal Window (mos)	85 - 152	56 - 100	46 - 73	53 - 58	46 - 46

Class M-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	13.05	8.64	6.31	4.82	3.82
Principal Window (mos)	152 - 157	100 - 104	73 - 76	58 - 58	46 - 46

Class M-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.60	5.70	4.44	3.99	3.59
Principal Window (mos)	50 - 157	37 - 104	40 - 76	43 - 58	41 - 46

Class M-5 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.60	5.70	4.41	3.90	3.44
Principal Window (mos)	50 - 157	37 - 104	39 - 76	42 - 58	39 - 46

Class M-6 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.60	5.70	4.39	3.83	3.34
Principal Window (mos)	50 - 157	37 - 104	39 - 76	41 - 58	38 - 46

Class M-7 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.60	5.70	4.37	3.77	3.25
Principal Window (mos)	50 - 157	37 - 104	38 - 76	39 - 58	36 - 46

Class M-8 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.60	5.70	4.36	3.72	3.21
Principal Window (mos)	50 - 157	37 - 104	38 - 76	39 - 58	35 - 46

Class M-9 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.60	5.70	4.35	3.69	3.15
Principal Window (mos)	50 - 157	37 - 104	37 - 76	38 - 58	35 - 46

Class M-10 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.60	5.70	4.34	3.68	3.15
Principal Window (mos)	50 - 157	37 - 104	37 - 76	38 - 58	35 - 46

Sensitivity Analysis
To Maturity

Class A-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	1.71	1.24	1.00	0.84	0.72
Principal Window (mos)	1 - 39	1 - 27	1 - 22	1 - 18	1 - 15

Class A-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	3.83	2.61	2.00	1.70	1.45
Principal Window (mos)	39 - 55	27 - 36	22 - 27	18 - 22	15 - 20

Class A-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	7.26	4.79	3.25	2.26	1.90
Principal Window (mos)	55 - 136	36 - 90	27 - 66	22 - 33	20 - 27

Class A-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	16.06	10.92	8.04	5.21	2.51
Principal Window (mos)	136 - 320	90 - 233	66 - 177	33 - 139	27 - 33

Class M-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	5.48	3.68	3.62	4.09	3.86
Principal Window (mos)	50 - 85	37 - 56	41 - 46	45 - 53	33 - 53

Class M-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.38	6.18	4.59	4.88	5.15
Principal Window (mos)	85 - 152	56 - 100	46 - 73	53 - 65	53 - 74

Class M-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	16.86	11.48	8.44	6.65	7.35
Principal Window (mos)	152 - 279	100 - 194	73 - 147	65 - 114	74 - 112

Class M-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.35	6.27	4.86	4.32	3.86
Principal Window (mos)	50 - 248	37 - 173	40 - 127	43 - 98	41 - 78

Class M-5 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.30	6.23	4.81	4.21	3.69
Principal Window (mos)	50 - 238	37 - 165	39 - 121	42 - 94	39 - 75

Class M-6 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.25	6.19	4.75	4.12	3.57
Principal Window (mos)	50 - 227	37 - 157	39 - 115	41 - 89	38 - 71

Class M-7 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.16	6.12	4.68	4.02	3.45
Principal Window (mos)	50 - 215	37 - 148	38 - 108	39 - 83	36 - 66

Class M-8 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.03	6.03	4.60	3.92	3.36
Principal Window (mos)	50 - 200	37 - 137	38 - 100	39 - 77	35 - 61

Class M-9 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.89	5.91	4.51	3.82	3.26
Principal Window (mos)	50 - 182	37 - 124	37 - 91	38 - 70	35 - 55

Class M-10 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.71	5.77	4.39	3.73	3.20
Principal Window (mos)	50 - 173	37 - 115	37 - 84	38 - 64	35 - 51

Net WAC Rate Cap for Class A and Class M Certificates
Period	NWC(1)	NWC(2)	Period	NWC(1)	NWC(2)
1	9.31%	23.99%	41	10.23%	19.94%
2	7.61%	22.28%	42	10.50%	20.12%
3	7.61%	22.20%	43	10.21%	19.69%
4	7.92%	22.36%	44	10.49%	19.87%
5	7.61%	21.98%	45	10.19%	19.44%
6	7.74%	21.92%	46	10.19%	19.54%
7	7.61%	21.67%	47	10.49%	19.83%
8	7.74%	21.57%	48	10.20%	19.40%
9	7.61%	21.27%	49	10.48%	19.60%
10	7.61%	21.03%	50	10.18%	19.17%
11	7.75%	20.88%	51	10.17%	19.06%
12	7.61%	20.54%	52	11.06%	20.17%
13	7.76%	21.02%	53	10.15%	19.04%
14	7.62%	20.75%	54	10.44%	19.27%
15	7.62%	20.58%	55	10.14%	18.83%
16	7.88%	20.65%	56	10.42%	19.06%
17	7.62%	20.26%	57	10.12%	18.62%
18	7.77%	20.22%	58	10.13%	18.54%
19	7.62%	19.95%	59	10.43%	18.84%
20	7.78%	19.92%	60	10.13%	18.40%
21	7.62%	19.58%	61	10.45%	18.66%
22	8.32%	20.01%	62	10.11%	18.17%
23	9.27%	20.67%	63	10.10%	18.08%
24	9.04%	20.22%	64	10.79%	18.80%
25	9.24%	20.15%	65	10.09%	17.90%
26	9.01%	19.76%	66	10.41%	18.20%
27	9.00%	19.60%	67	10.07%	17.72%
28	9.81%	20.38%	68	10.39%	18.02%
29	9.31%	19.83%	69	10.05%	17.55%
30	9.54%	19.90%	70	10.04%	17.47%
31	9.29%	19.54%	71	10.36%	17.79%
32	9.52%	19.61%	72	10.02%	17.32%
33	9.29%	19.22%	73	10.34%	17.62%
34	9.86%	19.87%	74	10.00%	17.15%
35	10.35%	20.42%	75	9.99%	17.07%
36	10.07%	19.96%	76	11.05%	18.24%
37	10.33%	20.06%
38	10.05%	19.65%
39	10.05%	19.51%
40	11.05%	20.78%

(1) Assumes 1m LIBOR, 6m LIBOR and 1y LIBOR remain constant at 5.3200% , 5.3863% and 5.3300%, respectively and the cashflows are run to the Optional Termination at the pricing speed.
(2) Assumes 1m LIBOR, 6m LIBOR and 1y LIBOR increases instantaneously to 20.00%, the cashflows are run to Optional Termination at the Pricing Speed and all payments from the Swap Provider and Cap
      Provider are received and applied, as applicable.

Breakeven Table
Static LIBOR
Class	M1	M2	M3	M4
Rating (S&P/Moody’s)	AA+/Aa1	AA/Aa2	AA/Aa3	AA-/A1

Loss Severity (%)	40.00	40.00	40.00	40.00
Default (CDR) (%)	28.80	22.79	19.79	17.23
Collateral Loss (%)	20.95	18.02	16.36	14.82

Class	M5	M6	M7	M8
Rating (S&P/Moody’s)	A+/A2	A/A3	A-/Baa1	BBB/Baa2

Loss Severity (%)	40.00	40.00	40.00	40.00
Default (CDR) (%)	15.04	13.09	11.30	9.70
Collateral Loss (%)	13.40	12.04	10.72	9.47

Class	M9	M10
Rating (S&P/Moody’s)	BBB-/Baa3	BBB-/Ba1

Loss Severity (%)	40.00	40.00
Default (CDR) (%)	8.75	7.86
Collateral Loss (%)	8.69	7.94

Forward LIBOR
Class	M1	M2	M3	M4
Rating (S&P/Moody’s)	AA+/Aa1	AA/Aa2	AA/Aa3	AA-/A1

Loss Severity (%)	40.00	40.00	40.00	40.00
Default (CDR) (%)	28.78	22.82	19.83	17.29
Collateral Loss (%)	20.94	18.03	16.38	14.85

Class	M5	M6	M7	M8
Rating (S&P/Moody’s)	A+/A2	A/A3	A-/Baa1	BBB/Baa2

Loss Severity (%)	40.00	40.00	40.00	40.00
Default (CDR) (%)	15.11	13.16	11.38	9.79
Collateral Loss (%)	13.44	12.09	10.78	9.54

Class	M9	M10
Rating (S&P/Moody’s)	BBB-/Baa3	BBB-/Ba1

Loss Severity (%)	40.00	40.00
Default (CDR) (%)	8.83	7.95
Collateral Loss (%)	8.76	8.02

Assumptions:
Run at Pricing Speed to Maturity
All Trigger Events failing
12 month lag to recovery
“Break” is the CDR that creates the first dollar loss on the related bond
Defaults are in addition to prepayments
Servicer advances 100% of principal and interest until liquidation

Excess Spread
Period	% At Static LIBOR (1)(3)	% At Fwd LIBOR (2)(3)	1m Fwd LIBOR (%)	6m Fwd LIBOR (%)	1y Fwd LIBOR (%)	Period	% At Static LIBOR (1)(3)	% At Fwd LIBOR (2)(3)	1m Fwd LIBOR (%)	6m Fwd LIBOR (%)	1y Fwd LIBOR(%)
1	3.20341	3.20341	5.3200	5.3863	5.3300	47	4.92359	4.90409	5.0118	5.0909	5.1803
2	2.26898	2.27073	5.3675	5.3478	5.2606	48	4.80052	4.78793	5.0154	5.0993	5.1885
3	2.26753	2.26909	5.3691	5.3079	5.2157	49	4.91046	4.88659	5.0295	5.1087	5.1991
4	2.28494	2.28494	5.3208	5.2545	5.1615	50	4.78199	4.75267	5.0523	5.1180	5.2006
5	2.26399	2.26330	5.2611	5.2068	5.1154	51	4.77169	4.74329	5.0552	5.1230	5.1848
6	2.26991	2.27147	5.2324	5.1552	5.0736	52	5.12720	5.10251	5.0589	5.1294	5.1656
7	2.25945	2.26183	5.1958	5.0984	5.0307	53	4.75090	4.75088	5.0656	5.1374	5.1480
8	2.26903	2.27724	5.1183	5.0404	4.9895	54	4.86470	4.85916	5.0697	5.1449	5.1271
9	2.25377	2.26613	5.0759	4.9917	4.9601	55	4.72985	4.72630	5.0782	5.1533	5.1074
10	2.25042	2.27085	5.0185	4.9358	4.9285	56	4.84575	4.83359	5.0871	5.1521	5.0839
11	2.26781	2.29972	4.9492	4.8939	4.9063	57	4.71223	4.70401	5.0918	5.1139	5.0628
12	2.24381	2.28653	4.8997	4.8646	4.8928	58	4.72374	4.68988	5.0989	5.0700	5.0389
13	2.26680	2.32126	4.8544	4.8356	4.8800	59	4.85527	4.77380	5.1135	5.0261	5.0130
14	2.23690	2.30307	4.8235	4.8141	4.8736	60	4.72214	4.64353	5.1188	4.9807	4.9880
15	2.23332	2.31348	4.7803	4.8056	4.8717	61	4.88977	4.91507	5.0726	4.9311	4.9712
16	2.30181	2.39265	4.7509	4.8003	4.8728	62	4.70136	4.95993	4.8481	4.8875	4.9726
17	2.22590	2.32269	4.7748	4.7999	4.8763	63	4.69935	4.96128	4.8445	4.8836	4.9925
18	2.26182	2.37329	4.7376	4.8019	4.8824	64	5.07157	5.23415	4.8392	4.8793	5.0166
19	2.21811	2.33928	4.7300	4.8068	4.8893	65	4.69979	4.86518	4.8362	4.8761	5.0368
20	2.25881	2.37782	4.7756	4.8137	4.8979	66	4.88188	5.03663	4.8321	4.8719	5.0600
21	2.20960	2.34520	4.7502	4.8197	4.9065	67	4.69684	4.87182	4.8285	4.8887	5.0863
22	2.91738	3.03766	4.7470	4.8276	4.9155	68	4.88013	5.04441	4.8242	4.9322	5.1094
23	3.73287	3.84843	4.7843	4.8354	4.9259	69	4.69624	4.88045	4.8212	4.9773	5.1347
24	3.64635	3.78604	4.7650	4.8445	4.9357	70	4.69633	4.94156	4.8163	5.0299	5.1641
25	3.69384	3.83818	4.7697	4.8539	4.9460	71	4.88133	5.16401	4.8124	5.0720	5.1890
26	3.60643	3.75205	4.8081	4.8654	4.9587	72	4.69923	4.88878	4.9234	5.1223	5.2163
27	3.59707	3.75315	4.7967	4.8740	4.9684	73	4.88221	4.89940	5.0912	5.1564	5.2349
28	3.97235	4.03186	4.7982	4.8839	4.9798	74	4.70146	4.72200	5.0959	5.1600	5.2372
29	3.90415	3.88411	4.8323	4.8958	4.9908	75	4.70320	4.72151	5.0992	5.1633	5.2400
30	3.97730	3.96101	4.8226	4.9063	5.0023	76	5.24794	5.29265	5.1018	5.1678	5.2414
31	3.88432	3.87739	4.8308	4.9179	5.0133
32	3.96161	3.94034	4.8641	4.9306	5.0248
33	3.87436	3.86807	4.8587	4.9411	5.0357
34	4.46318	4.47325	4.8660	4.9525	5.0462
35	4.77773	4.78615	4.8918	4.9632	5.0587
36	4.66765	4.68890	4.8895	4.9745	5.0683
37	4.75369	4.76639	4.9034	4.9851	5.0796
38	4.60851	4.62461	4.9298	4.9974	5.0915
39	4.63148	4.65186	4.9297	5.0054	5.1009
40	5.10737	5.05784	4.9353	5.0146	5.1121
41	4.82884	4.79090	4.9542	5.0262	5.1220
42	4.93045	4.88996	4.9545	5.0350	5.1323
43	4.81288	4.77818	4.9631	5.0457	5.1419
44	4.91564	4.86740	4.9828	5.0570	5.1530
45	4.79508	4.75553	4.9850	5.0682	5.1613
46	4.78614	4.77008	4.9959	5.0799	5.1705

(1) Assumes 1m LIBOR, 6m LIBOR and 1y LIBOR remain constant at 5.3200%, 5.3863% and 5.3300%, respectively and the cashflows are run to the Optional Termination at the pricing speed.
(2) Assumes 1m LIBOR, 6m LIBOR and 1y LIBOR are run at the indicated forward curves, the cashflows are run to Optional Termination at the Pricing Speed and all payments from the Swap Provider and Cap
      Provider are received and applied, as applicable.
(3) Calculated as (a) interest collections on the Mortgage Loans (net of the Servicing Fee, the Master Servicing Fee, the Credit Risk Manager Fee and any payments made to the Swap Provider), plus any payments made to the trust by the Swap Provider and Cap Provider, less the aggregate interest on the Certificates divided by (b) the aggregate principal balance of the Mortgage Loans as of the beginning period (annualized).